Exhibit 10.1

AGREEMENT

THIS AGREEMENT (this “Agreement”) is made effective as of October 10, 2013 (the “Effective Date”), and is entered into by and between ScripsAmerica, Inc., a Delaware corporation (the “Company”), and GEM Global Yield Fund Limited, a company incorporated under the laws of the Cayman Islands (“Investor”).

WITNESSETH:

WHEREAS, Investor and Steven Urbanski (the “Lender”) have entered into a Share Lending Agreement, dated as of the date hereof (the “Share Lending Agreement”), pursuant to which Lender may lend to Investor shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”); and

WHEREAS, in connection with the Share Lending Agreement, the Company and Borrower desire that, upon the terms and subject to the conditions contained in one or more Subscription Agreements to be entered into between the Company and Investor (the “Subscription Agreements”), the Company may sell to Investor (or any of its affiliates), and Investor (or any of its affiliates) may purchase from the Company, in a private placement offering at any time shares of Common Stock in the aggregate of up to the Maximum Limit (as defined below), at a price per Common Share to be negotiated between the Company and Investor, in reliance upon an exemption from securities registration pursuant to Section 4(2) and/or Rule 506 of Regulation D as promulgated by the Securities and Exchange Commission.

NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement the Company and the Investor hereby agree as follows:

1.                  Purchase and Sale of Common Stock. Subject to the terms and conditions of the Share Lending Agreement and the Subscription Agreements, the Company shall issue and sell to the Investor (or any of its affiliates) and the Investor shall purchase from the Company (or cause one or more of its affiliates to purchase from the Company) up to a maximum of $2,000,000 of Common Stock (the “Maximum Limit”) during the term of the Share Lending Agreement. Notwithstanding anything to the contrary, the parties expressly acknowledge and agree that this Agreement does not, and is not intended to be, and shall not be deemed to be or construed as, a commitment by Investor to purchase any shares of Common Stock from the Company or to provide any other financial accommodation to the Company, or by the Company to consummate such transactions. Investor’s willingness to purchase shares of Common Stock will be solely pursuant to the terms and conditions of the Share Lending Agreement and one or more Subscription Agreements, and is subject to the satisfaction of the conditions set forth therein.

2.                  Governing Law; Miscellaneous.

(a) Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York without regard to the principles of conflict of laws. The parties further agree that any action between them shall be heard exclusively in federal or state court sitting in the New York County, New York, and expressly consent to the jurisdiction and venue of the Supreme Court of New York, sitting in New York County and the United States District Court for the Southern District of New York for the adjudication of any civil action asserted pursuant to this paragraph.

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(b)               Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event any signature page is delivered by facsimile transmission, the party using such means of delivery shall cause four (4) additional original executed signature pages to be physically delivered to the other party within five (5) days of the execution and delivery hereof.

(c)                Entire Agreement, Amendments. Except for the Share Lending Agreement and one or more Subscription Agreements, this Agreement supersedes all other prior oral or written agreements between the Investor, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein (including any term sheet), and this Agreement, the Share Lending Agreement, one or more Subscription Agreements and the instruments referenced herein and therein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Investor makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officer as of the date first above written.

SCRIPSAMERICA, INC.

By:	/s/ Robert Schneiderman
Name: Robert Schneiderman
Title: CEO

GEM GLOBAL YIELD FUND LIMITED

By:	/s/ Clive Needham
Name: Clive Needham
Title: Director

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